UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 18, 2025

IRON MOUNTAIN INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

85 New Hampshire Avenue, Suite 150, Portsmouth, New Hampshire
(Address of Principal Executive Offices)
03801
(Zip Code)

(617) 535-4766
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Stock, $.01 par value per share	IRM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On June 18, 2025, Iron Mountain Incorporated (the “Company”), Iron Mountain Information Management, LLC (“IMIM”), and certain other subsidiaries of the Company entered into an Amendment No. 6 (the “Amendment”) to the Company’s Credit Agreement, dated as of June 27, 2011 (as previously amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein shall have the meanings assigned therefor in the Credit Agreement), by and among, inter alia, the Company, IMIM, the other borrowers party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as the administrative agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent. Pursuant to the Amendment IMIM (a) amended the amortization schedule applicable to the 2022 Term A Loans outstanding under the Credit Agreement immediately prior to the effectiveness of the Amendment (the “Existing 2022 Term A Loans” and, as amended and upsized as set forth in clause (b) below, the “Amended and Upsized 2022 Term A Loans”), and (b) incurred incremental term loans in an aggregate principal amount of $286,718,750 (and used the proceeds to reduce borrowings under the Company’s revolving credit facility) that are fungible for all purposes with the Existing 2022 Term A Loans.

After giving effect to the Amendment, the Company is required to make amortization payments with respect to the Amended and Upsized 2022 Term A Loans in quarterly amounts equal to 1.25% of the aggregate principal amount of the Amended and Upsized 2022 Term A Loans on the effective date of the Amendment. Except as otherwise provided in the Amendment, the other terms applicable to the Amended and Upsized 2022 Term A Loans are the same as those applicable to the Existing 2022 Term A Loans.

Except as amended by the Amendment, the terms of the Credit Agreement remain in full force and effect. All other material provisions of the Credit Agreement remain materially unchanged. As of June 18, 2025, after giving effect to the Amendment and the transactions contemplated therein, the Company had $500,000,000.00 of outstanding borrowings of Amended and Upsized 2022 Term A Loans under the Credit Agreement.

The above description of the Amendment is not complete and is subject to and qualified in its entirety by reference to the Amendment and the Credit Agreement, a copy of which is attached as Exhibit 10.1 to this report and incorporated herein by reference. The representations and warranties contained in the Amendment were made only for purposes of that amendment and as of the dates specified therein; were solely for the benefit of certain parties to the Amendment; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations and warranties or any description thereof as characterizations of the actual state of facts or condition of the Company, IMIM and its subsidiaries. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Amendment, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)  Exhibits

10.1 Amendment No. 6 to Credit Agreement, dated as of June 18, 2025, among the Company, certain other subsidiaries of the Company party thereto, the lenders and other financial institutions party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent. (Filed herewith.)

104    Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Barry Hytinen
Name:	Barry Hytinen
Title:	Executive Vice President and Chief Financial Officer

Date: June 20, 2025